FIDELITY BANCORP, INC.
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                    12/31/98        12/31/97        12/31/96        12/31/95
                                                 -------------   -------------   -------------   -------------

NET INCOME BEFORE TAXES                          12,106,371.00   11,969,459.00    9,790,311.00    9,261,231.00
                                                 =============   =============   =============   =============

FIXED CHARGES:
INTEREST EXPENSE ON DEPOSITS                     19,478,840.00   18,692,963.00   15,957,942.00   12,335,539.00
INTEREST EXPENSE ON STB                             412,516.00      323,548.00      287,329.00      280,473.00
                                                 -------------   -------------   -------------   -------------
     TOTAL                                       19,891,356.00   19,016,511.00   16,245,271.00   12,616,012.00
                                                 =============   =============   =============   =============

NET INCOME BEFORE TAXES AND FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS                 31,997,727.00   30,985,970.00   26,035,582.00   21,877,243.00
                                                 =============   =============   =============   =============

EARNINGS TO FIXED CHARGES:
  EXCLUDING INTEREST ON DEPOSITS                         30.35           37.99           35.07           34.02
  INCLUDING INTEREST ON DEPOSITS                          1.61            1.63            1.60            1.73


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                                                  12/31/94
                                               -------------

NET INCOME BEFORE TAXES                         7,961,063.00
                                               =============

FIXED CHARGES:
INTEREST EXPENSE ON DEPOSITS                    8,150,960.00
INTEREST EXPENSE ON STB                           285,960.00
                                               -------------
     TOTAL                                      8,436,920.00
                                               =============

NET INCOME BEFORE TAXES AND FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS               16,397,983.00
                                               =============

EARNINGS TO FIXED CHARGES:
  EXCLUDING INTEREST ON DEPOSITS                       28.84
  INCLUDING INTEREST ON DEPOSITS                        1.94
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